Registration No. 333-
   As filed with the Securities and Exchange Commission on November 12, 1997
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________
                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       ###-##-####
 (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                            CARRETERA #865, KM 0.4
                           BARRIO CANDELARIA ARENAS
                         TOA BAJA, PUERTO RICO  00949
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                          QUALIFIED STOCK OPTION PLAN
                        NON-QUALIFIED STOCK OPTION PLAN
                            STOCK OPTION AGREEMENT
                             (FULL TITLE OF PLANS)
                           _________________________

                                  RAFAEL NIN
                            CARRETERA #865, KM 0.4
                           BARRIO CANDELARIA ARENAS
                          TOA BAJA, PUERTO RICO 00949
                                (787) 251-2000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                  COPIES TO:
                           LAURENCE E. CRANCH, ESQ.
                          ALEJANDRO E. CAMACHO, ESQ.
                                ROGERS & WELLS
                                200 PARK AVENUE
                           NEW YORK, NEW YORK  10166
                                (212) 878-8000

                        CALCULATION OF REGISTRATION FEE

                                             PROPOSED MAXIMUM           PROPOSED
    TITLE OF SECURITIES   AMOUNT TO BE        OFFERING PRICE             MAXIMUM
     TO BE REGISTERED     REGISTERED{(1)}      PER SHARE{(2)}           AGGREGATE               AMOUNT OF
                                                                     OFFERING PRICE{(2)}     REGISTRATION FEE
Class B Common Stock,           190,000{(3)}            $5.00{(4)}           $950,000          $  287.88
par value $0.01 per             810,000{(5)}          $7.0625{(6)}         $5,720,625          $1,733.52
share                         1,516,667{(7)}            $5.00{(4)}         $7,583,335          $2,297.98
                              ---------               -------             -----------             ---------
                              2,516,667                                   $14,253,960          $4,319.38{(8)}

(1) This Registration Statement also covers an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends,
     recapitalization,   exchange  of  shares  or  similar  transactions   in
     accordance with Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.
(3) Represents the number of shares being registered that may be purchased upon exercise of stock options currently outstanding granted under the Registrant's Qualified Stock Option Plan and Non-Qualified Stock Option Plan.
(4)  Based on the exercise price of options currently outstanding.
(5) Represents the maximum number of shares being registered that may be purchased upon exercise of stock options that may be granted in the future under the Registrant's Qualified Stock Option Plan and Non-Qualified Stock Option Plan.
(6) Based on the average of the high and low prices of registrant's Class B Common Stock reported on the New York Stock Exchange on November 6, 1997.
(7) Represents the number of shares being registered that may be purchased upon exercise of stock options currently outstanding granted under the Stock Option Agreement (as defined herein).
(8)  Total filing fee being paid.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees who have been awarded options under the Pepsi-Cola Puerto Rico Bottling Company Qualified Stock Option Plan, Non-Qualified Stock Option Plan or Stock Option Agreement dated October 15, 1996 between the Company and Rafael Nin (the "Stock Option Agreement," and together with the Qualified Stock Option Plan and the Non-Qualified Stock Option Plan, the "Plans") as specified in the Note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     The Class B Common Stock of Pepsi-Cola Puerto Rico Bottling Company (the "Company") to be offered and sold to the employees under the Plans is being registered by the Company on this Registration Statement. In addition, the following reoffer prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3, and pursuant to General Instruction C to Form S-8, may be used in connection with reofferings and resales of Class B Common Stock of the Company that have been or will be acquired under the Plans.

REOFFER PROSPECTUS


                PEPSI-COLA PUERTO RICO BOTTLING COMPANY

               2,516,667 SHARES OF CLASS B COMMON STOCK

     This Prospectus relates to the offer and sale from time to time of up to an aggregate of 2,516,667 shares of Class B Common Stock, par value $0.01 per share (the "Shares" or the "Class B Common Stock") of Pepsi-Cola Puerto Rico Bottling Company (the "Company"), which may be acquired by the securityholders described herein under the caption "Selling Security Holders" (the "Selling Security Holders") pursuant to the Pepsi-Cola Puerto Rico Bottling Company Qualified Stock Option Plan, Non-Qualified Stock Option Plan or Stock Option Agreement dated October 15, 1996 between the Company and Rafael Nin (the "Stock Option Agreement" and together with the Qualified Stock Option Plan and Non-Qualified Stock Option Plan, the "Plans") upon exercise of stock options granted or to be granted in the future by the Company to such Security Holders pursuant to the Plans. See "Plan of Resale." The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made hereunder although the Company will receive the exercise price in cash upon the exercise of the options by the Selling Security Holders.

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sale of the Shares by them. See "Plan of Resale."

     The Class B Common Stock is listed on the New York Stock Exchange under the symbol "PPO." The last reported sale price of the Class B Common Stock on the New York Stock Exchange on November 6, 1997 was $7.0625 per share.


     INVESTORS SHOULD CAREFULLY CONSIDER CERTAIN RISK FACTORS RELATING TO THE COMPANY. SEE "RISK FACTORS" ON PAGES 4 TO 5.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
         HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       _________________________


           The date of this Prospectus is November 12, 1997.

                           TABLE OF CONTENTS

                                                                           PAGE

Available Information.....................................................    2

Incorporation of Certain Documents by Reference...........................    3

The Company...............................................................    4

Risk Factors..............................................................    4

Use of Proceeds...........................................................    5

Selling Security Holders..................................................    5

Plan of Resale............................................................    6

Legal Matters.............................................................    6

Experts...................................................................    6

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make any such offer or solicitation.


                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; at 75 Park Place, 14th Floor, New York, New York 10007; and at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy statements and other information filed electronically with the Commission by the Company. The Company's Class B Common Stock is listed for trading on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference into this Prospectus the following documents filed with the Commission:

     (a) the Company's Annual Report on Form 10-K for the year ended September 30, 1996, and any amendments thereto;

     (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996; and

     (c) the description of the Company's capital stock included in its Registration Statement on Form S-1 (Registration No. 33-94620), under the caption "Description of Capital Stock," including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement of which this Prospectus is a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus is a part.

     The Company will provide copies of all documents which are incorporated by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information incorporated herein) without charge to anyone to whom this prospectus is delivered upon a written or oral request. Requests should be directed to Pepsi-Cola Puerto Rico Bottling Company, Carretera #865, Km 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949, telephone number
(787) 251-2000, Attention:  C. Leon Timothy.

                              THE COMPANY

     The Company is a holding company which, through its manufacturing and distribution subsidiaries, produces, sells and distributes a variety of soft drink and fruit juice products, isotonics and bottled water in the Commonwealth of Puerto Rico ("Puerto Rico"), pursuant to exclusive franchise arrangements with PepsiCo, Inc. ("PepsiCo") and other franchise arrangements. The Company also has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands. The Company produces, sells and distributes soft drink products under the Pepsi-Cola, Diet Pepsi, Pepsi Free, Slice, Wonder Kola, On-Tap and Mountain Dew trademarks pursuant to exclusive franchise arrangements with PepsiCo. The Company produces (through an arrangement with a co-packer), sells and distributes isotonics under the All Sport trademark pursuant to an exclusive franchise arrangement with PepsiCo. In addition, the Company produces, sells and distributes tonic water, club soda and ginger ale under the Seagram trademark under an exclusive arrangement with Joseph E. Seagram & Sons, Inc. ("Seagram") and sells and distributes fruit juice products under the Welch's trademark. The Company also produces, sells and distributes bottled water under its own Cristalia trademark.


                             RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION SET FORTH IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY.

RECENT UNFAVORABLE FINANCIAL RESULTS

     For the nine month interim period ended June 30, 1997, the Company had a loss from operations of $(20.2) million compared to a loss from operations of $(18.0) in the 1996 nine month interim period. This loss from operations in the 1997 interim period resulted primarily from (i) intense competitive pressures in Puerto Rico which produced substantially lower net prices, (ii) recognition of a loss contingency in connection with the proposed settlement of certain shareholder class action law suits against the Company and (iii) legal fees incurred in connection with the shareholder law suits and an ongoing investigation by the Securities and Exchange Commission of the circumstances surrounding certain accounting irregularities which precipitated the shareholder lawsuits. In addition, the Company incurred substantial non-recurring restructuring charges as a result of employee terminations which reduced the Company's work force by 5%.

     Although the shareholder law suits have now been settled, the Company continues to face intense, competitive pressures in Puerto Rico which continue to adversely affect the Company's results of operations.

COMPETITION

     The soft drink industry in Puerto Rico is highly competitive. The Company faces intense price competition which has resulted in substantially lower net prices. The Company's principal competitors in Puerto Rico are the local bottlers and distributors of Coca-Cola in the cola market and Seven-Up in the flavored soft drink market. The Company's other competitors include bottlers and distributors of nationally and regionally advertised and marketed products, as well as bottlers of smaller private label soft drinks, which the Company believes represents approximately 20% of total soft drink sales in Puerto Rico. While the Company engages in extensive marketing to establish brand differentiation and loyalty, the Company expects that competitors of the Company will continue their intense price competition in order to increase their sales volumes and market shares to the detriment of the Company. There is no assurance that continued aggressive competition will not lead to even lower prices for the Company's products and, as a result, increased losses.


                            USE OF PROCEEDS

     The Company will receive no proceeds from the sale of the Shares by the Selling Security Holders made hereunder. The Company will receive the exercise price in cash upon the exercise of the options by the Selling Security Holders, which it will use for general corporate purposes.


                       SELLING SECURITY HOLDERS

     This Prospectus relates to possible sales by directors and employees of the Company or any subsidiary or affiliate thereof ("Selling Security Holders") of Shares which may be acquired by the Selling Security Holders upon the exercise of options granted under the Plans. As of the date hereof, 2,516,667 Shares may be reoffered by the Selling Security Holders pursuant to the Plans and this Prospectus. The following table sets forth (i) the name of the current Selling Security Holder and his material relationships to the Company within the past three years, (ii) the number and percentage holdings of Class B Common Stock that such Selling Security Holder beneficially owned as of September 30, 1997 (including shares of Class B Common Stock obtainable under options exercisable within sixty (60) days of such date), (iii) the aggregate number of shares of Class B Common Stock that such Selling Security Holder may sell pursuant to this Prospectus and (iv) the number and percentage holdings of such Selling Security Holder following the completion of this offering.

      NAME                    SHARES OF CLASS B             MAXIMUM                SHARES OF CLASS B
  AND POSITION                COMMON STOCK OWNED            NUMBER OF              COMMON STOCK OWNED
       OR                    PRIOR TO THE OFFERING          SHARES              AFTER THE OFFERING{(3)}
                          ----------------------------                      ------------------------------
  RELATIONSHIP                             PERCENT          OFFERED                           PERCENT
WITH THE COMPANY             AMOUNT       OF CLASS{(1)}    HEREBY{(2)}        AMOUNT         OF CLASS{(1)}
-----------------------   -----------     -------------    -------------    ---------        -------------
Rafael Nin                 1,863,246{(4)}       10.23%           1,706,667      156,579{(5)}         0.86%
Director and Chief
Executive Officer of the
Company

----------------------
(1) Based on 16,500,000 total outstanding Class B Shares on September 30, 1997 plus 1,706,667 Class B Shares issuable upon exercise of currently outstanding options.
(2) Includes the number of Shares which the current Selling Security Holder may acquire pursuant to the exercise of options granted to such Selling Security Holder under the Plans (regardless of whether the options are currently exercisable), some or all of which may be sold from time to time pursuant to this Prospectus.
(3) Assumes that all Shares offered hereby are sold.
(4) Includes 1,516,667 Shares that may be acquired upon the exercise of a currently exercisable option (with unlimited duration) granted pursuant to the Stock Option Agreement and 190,000 Shares that may be acquired upon the exercise of a currently exercisable option (with a duration of ten years from October 15, 1996) granted pursuant to the Qualified Stock Option Plan. The exercise price of both options is $5.00 per share.
(5) Shares directly owned by Mr. Nin.

     Selling Security Holders may receive additional options under the Plans in the future and upon the exercise of such options will receive additional Shares which may be sold. The current Selling Security Holder is the only person currently eligible to resell shares of Class B Common Stock hereunder. Listed above is the amount of shares available to be resold, including upon exercise of options granted to such Selling Security Holder, whether or not such Selling

Security Holder has a present intent to resell. There is no assurance that the Selling Security Holder will sell any or all of the shares offered by him hereunder.

     Currently, the names of other Selling Security Holders and the number of Shares to be reoffered by them pursuant to the Company's Plans and the Prospectus are not known by the Company. The Company will file prospectus supplements with the Commission in accordance with Rule 424(b) under the Securities Act.


                            PLAN OF RESALE

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Selling Security Holders may effect such transactions by selling Shares to or through broker-dealers which may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or commissions from purchasers of the Shares for whom they may act as agent.

     The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sales of the Shares by them. The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made by this Prospectus although the Company will receive the exercise price in cash upon the exercise of the options by the Selling Security Holders.

     There is no assurance that any of the Selling Security Holders will sell any or all of the Shares offered by them.


                             LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Rogers & Wells, counsel to the Company.


                                EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus from the Company's annual report on Form 10-K have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Pepsi-Cola Puerto Rico Bottling Company (the "Company") with the Commission and are incorporated by reference in this Registration Statement:

     (a) The Annual Report of the Company on Form 10-K for the year ended September 30, 1996, and any amendments thereto;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996;

     (c) The description of the Company's capital stock included in its Registration Statement on Form S-1 (Registration No. 33-94620), under the caption "Description of Capital Stock," including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are a party or threatened to be made a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The By-laws of the Company provide that the Company shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by the DGCL.

     Section 102 of the DGCL and the Company's Certificate of Incorporation permit the Company to limit or eliminate a director's personal liability to the Company or its shareholders for monetary damages for breaches of fiduciary duty except with respect to liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits.

     The DGCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.

     The following documents are filed with or incorporated by reference in this Registration Statement.

       4.1 Specimen Stock Certificate representing Class B Shares, incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 33-94620).

       5.1 Opinion of Rogers & Wells.

      23.1 Consent of KPMG Peat Marwick LLP (accountants).

      23.2 Consent of Rogers & Wells is included in Exhibit 5.1.

      24.1 Power of Attorney (included on signature pages to this Registration Statement).

ITEM 9.    UNDERTAKINGS.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toa Baja, Commonwealth of Puerto Rico on this 11th day of November, 1997.

                                 PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                                         /s/ RAPHAEL NIN
                                 By________________________________________
                                            Rafael Nin
                                            Chief Executive Officer


                           POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rafael Nin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                       _________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                               TITLE                DATE
               ---------                               -----                ----

      /S/ RAFAEL NIN                            Director and Chief          November 11, 1997
-----------------------------------
        Rafael Nin                               Executive Officer

     /S/ JOHN W. BECK                          Director and Chairman        November 11, 1997
-----------------------------------
       John W. Beck                          of the Board of Directors

  /S/ CHARLES R. KRAUSER                             Director               November 11, 1997
-----------------------------------
    Charles R. Krauser

     /S/ SUTTON KEANY                                Director               November 11, 1997
-----------------------------------
       Sutton Keany

               SIGNATURE                               TITLE                DATE
               ---------                               -----                ----


   /S/ ANTON SCHEDLBAUER                             Director               November 11, 1997
-----------------------------------
     Anton Schedlbauer

    /S/ C. LEON TIMOTHY                            Director and             November 11, 1997
-----------------------------------
      C. Leon Timothy                          Senior Vice President

     /S/ RICHARD REISS                               Director               November 11, 1997
-----------------------------------
       Richard Reiss

   /S/ DAVID L. VIRGINIA                        Vice President and          November 11, 1997
-----------------------------------
     David L. Virginia                        Chief Financial Officer

                             EXHIBIT INDEX

      EXHIBIT                                                                  PAGE IN SEQUENTIAL
                                                                                  NUMBER SYSTEM
        4.1         Specimen  Stock  Certificate  representing  Class  B Shares, incorporated by reference to Exhibit 4.1 to Amendment  No. 3
                    to   the   Company's  Registration  Statement  on  Form  S-1
                    (Registration No. 33-94620)
        5.1         Opinion of Rogers & Wells                                               E-2
       23.1         Consent of KPMG Peat Marwick LLP                                        E-4
                    (accountants)
       23.2         Consent of Rogers & Wells
                    included in Exhibit 5.1.
       24.1         Power of Attorney  (included  on  signature  pages  to  this
                    Registration Statement)